EXHIBIT 99.1

Actuate Implements Plan to Cut Approximately $10 Million in Annual Operating Costs; Actions Create Foundation for Future Profitability

   SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Oct. 11, 2004--Actuate Corporation (Nasdaq:ACTU), the world leader in Enterprise Reporting Applications, today announced that the company has implemented a plan to cut costs across all operations by approximately $10 million annually. The cost savings are expected to have significant benefits starting in the fourth quarter, and are expected to be fully realized in Q1 2005.
   "Following our preliminary third quarter results, we immediately implemented a cost reduction plan designed to return the company to profitability within one quarter," said Dan Gaudreau, CFO and senior VP of Finance and Administration at Actuate Corporation. "In addition, these cost cuts will not impact any strategic initiatives that are essential to our long-term success."
   Third quarter results are still preliminary, pending the completion of Actuate's established quarterly financial review process. Actuate will announce its final third quarter 2004 results in a press release and conference call on Thursday, October 28, 2004. Access information for that call will be provided in a separate press release.

   About Actuate Corporation

   Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has 2,900 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
   Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

   Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the completion of the third quarter 2004 financial review process, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2003 Annual Report on Form 10-K filed on March 11, 2004 and Quarterly Report on Form 10-Q filed on August 9, 2004.

   Copyright(C) 2004 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.

    CONTACT: Actuate Corporation
             Leena Bengani, 650-837-4837 (Press)
             lbengani@actuate.com
             Keren Ackerman, 650-837-4545 (Investor)
             kackerman@actuate.com